Exhibit 1.1

[●] Shares

COMMUNITY HERITAGE FINANCIAL, INC.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

[●], 2022

PIPER SANDLER & CO.

[as Representative of the several Underwriters

named in Schedule A hereto]

c/o PIPER SANDLER & CO.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Community Heritage Financial, Inc., a Maryland corporation (the “Company”), and Middletown Valley Bank, a Maryland state chartered commercial bank (the “Bank”), confirm their respective agreements with Piper Sandler & Co. (“PSC”) [and each of the other Underwriters named in Schedule A hereto] ([collectively], the “Underwriters,” [which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof)], [for whom PSC is acting as representative (in such capacity, the “Representative”)], with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of [●] shares of common stock of the Company, par value $0.01 per share (“Common Stock”), in the respective amounts set forth in Schedule A and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock. The aforesaid [●] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.1

The Representative agrees to reserve up to 5% of the shares of Initial Securities to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Offering Statement (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The shares of Initial Securities to be sold by the Representative and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Offering Statement.

1 NTD: Bracketed language subject to confirmation of final underwriting arrangements and conforming changes to be made throughout.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Underwriting Agreement (this “Underwriting Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (No. 367-00323), including the related preliminary offering circular, relating to the Securities pursuant to Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “1933 Act”) and the other applicable rules and regulations thereunder (including Regulation A, the “1933 Act Regulations”). The Company has prepared and filed such amendments to the offering statement and such amendments or supplements to the related preliminary offering circular as may have been required to the date hereof and will file such additional amendments or supplements as may hereafter be required. The offering statement has been qualified by the Commission. The offering statement, as amended at the time it was qualified by the Commission (and, if the Company files a post-qualification amendment to such offering statement that is qualified prior to the Closing Time (as defined below), such offering statement as so amended) and including all information deemed to be a part of the offering statement pursuant to incorporation by reference or otherwise or omitted from the offering circular pursuant to Rule 253(b) of Regulation A, is hereinafter called the “Offering Statement.” The term “Offering Statement” shall also include any new offering statement filed with the Commission pursuant to Regulation A for the purpose of adding additional securities to be offered in connection with the offering of the Securities. Each offering circular included in the Offering Statement before it was qualified by the Commission under the 1933 Act, including the initial offering circular filed by the Company and any other preliminary form of offering circular filed with the Commission by the Company with the consent of the Underwriters, including all information incorporated by reference in either such offering circular, is hereinafter called the “Preliminary Offering Circular.” The term “Offering Circular” means the final offering circular, as first filed with the Commission pursuant to paragraph (1) or (3) of Rule 253(g) of Regulation A, and any amendments thereof or supplements thereto as contemplated by Rule 261(e) of Regulation A, including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Offering Circular.

As used in this Underwriting Agreement:

“Applicable Time” means [●] a.m./p.m. (Eastern time) on [●], 2022 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means the Preliminary Offering Circular, as most recently amended or supplemented immediately prior to the Applicable Time, the Testing-the-Waters Communications (as defined below), if any, identified in Schedule B hereto, any other Testing-the-Waters Communication (as defined below) used pursuant to Rule 255 of Regulation A but not required to be filed as an exhibit to the Offering Statement but which the parties hereto shall hereafter expressly agree to treat as part of the General Disclosure Package, and any Issuer-Represented Free Writing Offering Circular(s) (as defined below) issued at or prior to the Applicable Time, all considered together.

“Issuer-Represented Free Writing Offering Circular” means any communication, relating to the Securities, that would be an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act if the Securities were not exempt from the registration requirements of the 1933 Act.

“Testing-the-Waters Communication” means any oral (including video) or written (including electronic) communication with potential investors undertaken in reliance on Rule 255 of Regulation A.

“Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the 1933 Act and the 1933 Act Regulations.

Section 1.               Representations and Warranties and Agreements.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

 (i)               Compliance with Commission Requirements. (A) the Offering Statement has been qualified by the Commission, and no stop order suspending the qualification or use of the Offering Statement has been issued under the 1933 Act, and no order suspending the Regulation A exemption with respect to the offering of the Securities has been issued under Rule 258 of Regulation A, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; (B) the Company has complied with any request on the part of the Commission for additional information with respect to the Offering Statement; and (C) the Preliminary Offering Circular when filed and the Offering Statement as of its Qualification Date and as of the date hereof complied or will comply, and the Offering Circular and any further amendments or supplements to the Offering Statement, the Preliminary Offering Circular or the Offering Circular will, when they become qualified or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations.

The Offering Statement, as of its Qualification Date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Offering Circular does not, and the Offering Circular or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as defined below)), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Preliminary Offering Circular, the Offering Circular and any supplement thereto prepared in connection therewith, at their respective times of filing with the Commission and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Preliminary Offering Circular and the Offering Circular, as amended or supplemented, if applicable, are distributed. As of the Applicable Time, the General Disclosure Package did not, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of its issue date or date of first use and at all subsequent times through the Applicable Time, each Testing-the-Waters Communication did and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), each such Testing-the-Waters Communication will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Offering Statement, the Preliminary Offering Circular or the Offering Circular made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Offering Statement, the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) are the list of Underwriters and their respective allocation of shares appearing in the section entitled “Underwriting,” the concession figures appearing under the caption “Underwriting – Underwriting Commissions and Discounts” and the information contained under the captions “Underwriting – Electronic Distribution,” and “Underwriting – Affiliations” (such information being referred to herein as the “Underwriter Information”).

(ii)              Issuer-Represented Free Writing Offering Circular. Each Issuer-Represented Free Writing Offering Circular, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Offering Statement, the Preliminary Offering Circular or the Offering Circular.

(iii)             Testing-the-Waters Communications. The Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative, and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications to the extent permitted by Rule 255 of Regulation A. The Company has not prepared, used, or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Testing-the-Waters Communications other than those listed on Schedule B hereto.

(iv)            Independent Accountants. To the knowledge of the Company, Yount, Hyde & Barbour, P.C. (“YHB”), the public accounting firm that certified the financial statements and supporting schedules of the Company included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. To the knowledge of the Company, YHB is a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(v)             Financial Statements. The financial statements included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, together with the related schedules and notes, comply with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the capitalization information included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and the books and records of the Company. No other financial statements or supporting schedules are required to be included in the Offering Statement, the Preliminary Offering Circular, the Offering Circular or the General Disclosure Package.

(vi)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, except as otherwise stated therein, (A) there has been no material change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii)           Good Standing of the Company. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii)          Good Standing of Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 405 under the 1933 Act) has been duly organized and is validly existing as a corporation, limited liability company, or state chartered bank, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) set forth in Title 12 of the Code of Federal Regulations. The only subsidiaries of the Company are listed on Schedule C hereto.

(ix)             Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances of capital stock, if any, pursuant to this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package or pursuant to the exercise of convertible securities or options disclosed in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, all of the issued and outstanding capital stock, limited liability company units or other applicable ownership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(x)              Authorization of Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(xi)             Authorization and Description of Securities. The Securities: (A) have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement; (B) when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; (C) the Common Stock conforms to all statements relating thereto contained in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and such description conforms to the rights set forth in the instruments defining the same; (D) no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and (E) the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii)            Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation, bylaws, operating agreement or other organizational document, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect, or (C) in violation of any law, statute, rule regulation, judgment, order, writ or decree of any arbiter, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”); and the execution, delivery and performance of this Underwriting Agreement by the Company and the Bank and the consummation of the transactions contemplated herein and in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package under the section captioned “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, bylaws, operating agreement or other organizational document, as applicable, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any subsidiary prior to its scheduled maturity.

(xiii)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal vendors, suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiv)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Underwriting Agreement, including the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xv)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi)          Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, except as would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except for such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of the OTC Market Group’s quotation system, the securities laws of any state or non-U.S. jurisdiction or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)         Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the absence of the permit, license, approval, consent or other authorization or the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix)           Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, are in full force and effect, except as would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any subsidiary thereof has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession or use made or proposed to be made of the leased or subleased premises under any such lease or sublease, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(xx)            Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities as herein contemplated, and the receipt and the application of the net proceeds therefrom as described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxi)           Environmental Laws. Except as described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii)          Taxes. The Company and each of its subsidiaries has (A) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (C) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiii)         Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiv)         Statistical and Market Data. The statistical and market related data contained in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package are based on or derived from sources which the Company believes are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(xxv)          Relationships with Related Parties. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Form 1-A Regulation A Offering Statement under the 1933 Act to be described in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package and that is not so described.

(xxvi)         Internal Controls. The Company shall maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii)        Disclosure Controls. The Company has developed and currently maintains controls and procedures that are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Regulation A filings and other public disclosure documents.

(xxviii)       Sarbanes-Oxley Act Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, that are then in effect and with which the Company is required to comply as of such time.

(xxix)          Pending Section 8A Proceedings. The Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx)           Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”); or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Each of the Company, its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxi)         No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Offering Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxii)         No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries.

(xxxiii)        No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv)       No Unauthorized Use of Offering Circular. The Company has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering circular (as such term is contemplated by Rule 253 under Regulation A) in connection with the offering and sale of the Securities other than the Offering Statement, the Preliminary Offering Circular, and the Offering Circular or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xxxv)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act) contained in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, in each case as of the time such forward-looking statement was made or confirmed.

(xxxvi)       Lock-up Agreements. Each of the Company’s executive officers, directors, 5% or greater stockholders and certain other stockholders, in each case as listed on Schedule D hereto, has executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.

(xxxvii)       Fees. Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary of the Company any brokerage or finder’s fee or any other substantially similar fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxviii)     ERISA. The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or opinion letter from the Internal Revenue Code and to the knowledge of the Company nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix)        No Regulatory Proceedings. Neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a condition of approval, commitment letter, supervisory letter or similar submission to, any federal, state or local court or Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar agreement, or a condition of approval, commitment letter, supervisory letter or similar submission.

(xl)             Compliance with Applicable Laws. Except as disclosed in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, condition, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Federal Reserve, the FDIC, the Maryland Office of the Commissioner of Financial Regulation (“Office of Financial Regulation”), the Commission, FINRA, and the Consumer Financial Protection Bureau (collectively, the “Regulatory Agencies”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, bulletins or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any subsidiary thereof is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xli)           Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii)          Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to the applicable legal maximum limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliii)          OFAC. None of the Company, any of its subsidiaries, nor, to the knowledge of the Company, any officer or director of either the Company or any of its subsidiaries, or any agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries, is or has been: (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (1) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (2) the government of any Sanctioned Country, (3) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (4) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xliv)         Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlv)          Derivative Securities. Except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee and director stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvi)         Off-Balance Sheet Transactions. Except as disclosed in each of the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xlvii)        Dividend Restrictions. Except as disclosed in the Offering Statement, the Preliminary Offering Circular, the Offering Circular and the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of a Governmental Entity (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any subsidiary of the Company, as the case may be, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the Bank any loans or advances to such subsidiary from the Company or the Bank or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlviii)       Reports, Registrations and Statements. Since January 1, 2019, the Company, the Bank and each of their subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission, the Federal Reserve, the FDIC, the Office of Financial Regulation, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Commission, Federal Reserve, the FDIC, the Office of Financial Regulation and any other applicable federal or state securities or banking authorities, as the case may be.

(xlix)          Debt Securities. The Company has no debt securities or preferred stock to which a rating is accorded by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(l)              FINRA. All of the information, as may have been updated or amended, provided in writing to the Representative or to counsel for the Underwriters by the Company, and to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct in all material respects. To the knowledge of the Company, after due inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers or directors or principal stockholders.

(li)             IT Systems. Except as would not have a Material Adverse Effect: (A) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, incident, attack, unauthorized access or disclosure, or other compromise to their information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (B) the Company and its subsidiaries have implemented controls, policies, procedures and technological safeguards as determined by the Company to be reasonably necessary to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data, reasonably consistent with industry standards and practices, or as required by applicable law; and (C) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations governing the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(lii)            Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representative or any of its affiliates to offer, shares of Initial Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or vendor of the Company to alter the customer’s or vendor’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

(b)           Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)               Good Standing of the Bank. The Bank has been duly chartered and is validly existing as a Maryland state-chartered commercial bank in good standing under the laws of the State of Maryland, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The Bank is the only depository institution subsidiary of the Company and is a member in good standing of the Federal Home Loan Bank system. The activities of the Bank are permitted under the laws and regulations of the State of Maryland and the FDIC and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(ii)             Absence of Violations by the Bank. The Bank is not (A) in violation of its articles of incorporation, bylaws or other organizational or governing documents, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank is subject (collectively, “Bank Instruments”), except, with respect to clause (B), for such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(iii)            Authorization of Agreement by the Bank. This Underwriting Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representative, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The Bank has the full power and authority to enter into this Underwriting Agreement. The execution, delivery and performance of this Underwriting Agreement by the Bank, compliance by the Bank with all of the provisions of this Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, except for those contraventions, conflicts, breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of incorporation or bylaws of the Bank, or (B) result in any violation of any law, statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its properties.

(iv)            Compliance with Privacy Statements. The Bank (A) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (C) takes reasonable measures as are customary in the business in which the Bank is engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the Bank’s knowledge, no material claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on the Bank’s websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any Bank website or products (“Individuals”).

(v)             Well-Capitalized Status of the Bank. As of [●], 2022, the Bank met or exceeded the standards necessary to be considered “well capitalized” under applicable bank regulatory capital guidelines.

(c)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2.               Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase any or all of the Option Securities, at the price per share set forth in Schedule A. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Directed Shares. The Directed Shares will be reserved by the Underwriters for offer and sale to the Participants upon the terms and conditions set forth in both the Offering Circular and the General Disclosure Package and in accordance with the rules and regulations of FINRA. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Participant for any action taken or omitted to be taken in good faith in connection with the Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

(d)           Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, 100 Light Street, Baltimore, Maryland, 21202, or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on [●], 2022 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at the above-mentioned offices, or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account(s) designated by the Company against delivery to the Representative, for the respective accounts of the Underwriters, in book-entry form, of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. PSC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)            Delivery of the Securities. The Securities shall be registered in such names as the Representative may request in writing at least one full business day before the Closing Time and each relevant Date of Delivery, if any. The Company shall deliver the Securities through the facilities of DTC unless the Representative shall otherwise instruct.

Section 3.               Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            If at the time this Underwriting Agreement is executed and delivered, a post-qualification amendment to the Offering Statement must be qualified before the offering of the Securities may commence, the Company will endeavor to cause such post-qualification amendment to become qualified as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-qualification amendment has become qualified;

(b)           The Company will prepare the Offering Circular in a form approved by the Underwriters and file such Offering Circular with the Commission pursuant to Rule 253(g) of Regulation A not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Underwriting Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Offering Circular, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Underwriting Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Offering Circular (or of the Offering Circular as amended or supplemented if the Company shall have made any amendments or supplements thereto after the Qualification Date of the Offering Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act Regulations, which Offering Circular and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(c)           The Company agrees to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Offering Statement has become qualified and when any post-qualification amendment thereto becomes qualified under Regulation A;

(d)           The Company agrees to furnish a copy of any proposed Testing-the-Waters Communication to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using, or filing with the Commission any Testing-the-Waters Communication pursuant to Rule 255 of Regulation A and Item 17 of Form 1-A, other than the Testing-the-Waters Communications, if any, identified in Schedule B hereto;

(e)           The Company agrees to comply with the requirements of Rule 255 of Regulation A and Item 17 of Form 1-A applicable to any Testing-the-Waters Communication, including timely filing with the Commission, legending and record-keeping, as applicable;

(f)            The Company agrees to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the qualification of the Offering Statement, any order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Securities, or any order preventing or suspending the use of the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, or (iii) the Company becoming subject to a proceeding under Section 8A of the 1933 Act in connection with the public offering of Securities contemplated herein; and to advise the Representative promptly of any proposal to amend or supplement the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(g)           The Company agrees to furnish to the Underwriters for a period of two years from the date of this Underwriting Agreement except to the extent such information is accessible at http://www.sec.gov or on the Company’s public web site (i) as soon as available, copies of all annual, quarterly, and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company;

(h)           If, at any time when the Offering Circular relating to the Securities is required to be delivered under Rule 251 of Regulation A, the Company becomes aware of the occurrence of any event as a result of which the Offering Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it is necessary to amend or supplement the Offering Circular or the Offering Statement to comply with Regulation A or the 1933 Act Regulations, the Company will promptly notify the Underwriters and, upon their request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request;

(i)            The Company agrees to file promptly with the Commission any amendment or supplement to the Offering Statement, any Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication that is requested by the Commission or that may, in the judgment of the Company or the Representative, be required by Regulation A;

(j)            Prior to filing with the Commission any amendment or supplement to the Offering Statement, any Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, the Company agrees to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld;

(k)           The Company agrees to furnish promptly to the Representative a signed copy of the Offering Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(l)            The Company agrees to furnish to the Representative, not less than two business days before filing with the Commission, during the period referred to in Section 3(g) hereof, a copy of any document proposed to be filed with the Commission pursuant to Rule 257 of Regulation A and during the period of two years hereafter to file all such documents in the manner and within the time periods required by Rule 257 of Regulation A;

(m)          The Company agrees to apply the net proceeds of the sale of the Securities in accordance with its statements under the caption “Use of Proceeds” in the Offering Circular and the Disclosure Package;

(n)           The Company agrees to engage and maintain, at its expense, a registrar and transfer agent registered with the Commission for the Securities;

(o)           The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC;

(p)           During a period commencing on the date hereof until 180 days after the date of the Offering Circular, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or that are substantially similar to the Common Stock, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition or file or caused to be filed any registration statement under the 1933 Act with respect to any of the foregoing; or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or such other securities, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of Common Stock or such other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to the Securities to be sold hereunder. Notwithstanding the foregoing the Company may (A) grant stock options, restricted shares of Common Stock, or other equity grants to directors of, employees of, and other individuals providing bona fide services to, the Company and its subsidiaries, in each case pursuant to the terms of the Company’s equity incentive plan(s) existing as of the Closing Time and disclosed in the Disclosure Package, (B) issue Common Stock pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Common Stock or the conversion of other convertible securities outstanding at the Closing Time, and (C) file one or more registration statements on Form S-8 relating to the options or other securities granted pursuant to the Company’s equity incentive plan(s) existing as of the Closing Time and disclosed in the Disclosure Package; provided that in the case of clause (B), the recipients of such securities agree to be bound by a lock-up agreement substantially in the form executed by the executive officers, directors, and certain stockholders of the Company pursuant to Section 5(i) hereof;

(q)           The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or permit the conversion, exchange or exercise of any equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, during the 180-day restricted period referred to in Section 3(p) hereof;

(r)            The Company agrees not to, and to use its best efforts to cause its officers, directors, and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Underwriting Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company;

(s)           The Company will cause each executive officer, director and 5% or greater stockholder of the Company listed on Schedule D to furnish to the Representative, prior to the Closing Time, the lock-up agreement substantially in the form of Exhibit A hereto;

(t)            If the Representative, in its sole discretion, agrees to release or waive any lock up restrictions set forth in a “lock-up” agreement executed and delivered under Section 5(i) and the Representative provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver of any lock-up restrictions of any officer or director of the Company by press release through a major news service at least two business days before the effective date of the release or waiver, except where the release or waiver is effected solely to permit a transfer of shares of Common Stock that is not for consideration and where the transferee has agreed in writing to be bound by the same terms as the lock-up agreements described above to the extent and for the duration that such terms remain in effect at the time of transfer. Any release or waiver granted by the Representative to any such officer or director shall only be effective two business days after the publication date of any such press release;

(u)           The Company shall apply the net proceeds from the offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Offering Statement, the Disclosure Package, and the Offering Circular.

(v)           The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the offering of the Securities and the other transactions contemplated by this Underwriting Agreement;

(w)          The Company shall use its best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences;

(x)            The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Offering Circular, required to be filed with the Commission;

(y)           During the period when an Offering Circular relating to the Securities is required to be delivered under the 1933 Act, the Company will file all documents required to be filed with the Commission pursuant to Rule 257 of Regulation A;

(z)            The Company agrees to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program; and

(aa)          During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Sections 6 and 7 of this Underwriting Agreement, neither the Company nor the Bank shall, without the prior written consent of the applicable Underwriter, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Federal Reserve, the Office of Financial Regulation, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Sections 6 and 7 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions.

Section 4.               Payment of Expenses.

             (a)              Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation and filing of the Offering Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, including all Commission filing fees, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of making the Securities eligible for clearance, settlement and trading through the facilities of the DTC, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Offering Circular, any Testing-the-Waters Communications and the Offering Circular and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials and the distribution of these materials by the Underwriters), (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations in connection with any testing-the-waters meetings or any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of any testing-the-waters meetings or any road show slides and graphics, fees and expenses of any consultants engaged in connection with any testing-the-waters meetings or any road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (x) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Securities is consummated), including, without limitation, legal fees and expenses, marketing, syndication and travel expenses, provided, however, that such out-of-pocket expenses shall not exceed $150,000 without the Company’s prior approval, not to be unreasonably withheld, and provided further that in no event may such expenses exceed $175,000, and (xi) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section.

(b)           Termination of Agreement. If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof or is terminated pursuant to Section 11 hereof, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred prior to such termination, in accordance with the provisions of Section 4(a)(xii) hereof.

Section 5.               Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder to purchase the Securities at the Closing Time or each Date of Delivery, as the case may be, are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Bank of their covenants and other obligations hereunder, and to the following further conditions:

(a)            Qualification of Offering Statement. The Offering Statement has been qualified by the Commission and at Closing Time no stop order suspending the qualification of the Offering Statement, and no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Securities, has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order preventing or suspending the use of any Preliminary Offering Circular or any amendment or supplement thereto has been issued, and no proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)           Opinions of Counsel for the Company. At Closing Time, the Representative shall have received the favorable written opinion and negative assurance letter, dated as of Closing Time, of Baker, Donelson, Bearman, Caldwell & Berkowitz, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)           Opinion of Counsel for the Underwriters. At Closing Time, the Representative shall have received the favorable written opinion, dated as of Closing Time, of Holland & Knight LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

(d)           Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Statement, the General Disclosure Package or the Offering Circular as of the execution of this Underwriting Agreement or the Applicable Time, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) and Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the qualification of the Offering Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, threatened by the Commission.

(e)            Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representative shall have received from YHB a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Statement and General Disclosure Package.

(f)            Bring-down Comfort Letter. At Closing Time, the Representative shall have received from YHB a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time with respect to the financial statements and certain financial information contained in the Offering Circular.

(g)           CFO Certificates. At each of the time of the execution of this Underwriting Agreement and the Closing Time, the Representative shall have received a certificate of the Company executed by the Chief Financial Officer of the Company in form and substance reasonably satisfactory to counsel for the Underwriters.

(h)           No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements as set forth herein.

(i)             Lock-up Agreements. At the date of this Underwriting Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(j)             Delivery of Offering Circular. The Company shall have complied with the provisions hereof with respect to the furnishing of copies of the Offering Circular, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(k)            No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(l)             Clearance, Settlement and Trading. Prior to Closing Time, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(m)          Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Bank contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)               Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)             Opinions of Counsel for the Company. The favorable written opinion and negative assurance letter of Baker, Donelson, Bearman, Caldwell & Berkowitz, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)            Opinion of Counsel for the Underwriters. The favorable written opinion of Holland & Knight LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)            Bring-down Comfort Letter. A letter from YHB in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)             CFO Certificate. A certificate of the Company executed by the Chief Financial Officer of the Company, substantially in the same form and substance as the certificate furnished to the Representative pursuant to Section 5(g) hereof.

(vi)            No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(n)           Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)           Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 9, 13, 14, 16 and 17 shall survive any such termination and remain in full force and effect.

Section 6.               Indemnification.

(a)            Indemnification of Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) as follows:

(i)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Circular, any Testing-the-Waters Communication, any road show presentation made to investors by the Company, the General Disclosure Package or the Offering Circular (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (a) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (b) as a result of the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (c) related to, arising out of, or in connection with the Directed Share Program, other than losses, liabilities, claims, or damages (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters;

(iii)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iv)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), or (ii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification provided in this Section 6 shall not apply to the Bank if a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors in writing that (A) such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or (B) such indemnification would give rise to civil money penalties against the Bank or the members of its board of directors. The Company and the Bank agree to notify the Representative promptly upon receipt of such written advisement or notice.

The obligations of the Company and the Bank under this Section 6 and Section 7 below shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the several obligations of the Underwriters under this Section and Section 7 below shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Offering Statement as about to become a director of the Company), each officer of the Company who signs the Offering Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(b)           Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Offering Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Statement (or any amendment thereto), any Preliminary Offering Circular, any Testing-the-Waters Communication, any road show presentation made to investors by the Company, the General Disclosure Package or the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which consent shall not be unreasonably withheld, and which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are materially different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defense of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which case the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.               Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Bank, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company and the Bank, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Offering Circular bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Offering Circular.

The relative fault of the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount of the total discounts, fees and commissions received by it pursuant to this Underwriting Agreement and the transactions contemplated hereby.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Offering Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Company and the Bank in this Section 7 to contribute are joint and several. The Underwriter’s respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding the foregoing, the contribution obligations in this Section 7 shall not apply to the Bank if a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors in writing that (A) such Governmental Entity has determined that such contribution obligation violates Sections 23A or 23B of the Federal Reserve Act, as amended, or (B) such contribution obligation would give rise to civil money penalties against the Bank or the members of its board of directors. The Company and the Bank agree to notify the Representative promptly upon receipt of such written advisement or notice.

Section 8.                Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

Section 9.                Termination of Underwriting Agreement.

(a)            Termination; General. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, in the reasonable judgment of the Representative, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Offering Statement, the General Disclosure Package or the Offering Circular, any Material Adverse Effect or if the Underwriters decline to purchase the Securities for any reason permitted under this Underwriting Agreement, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or pandemic disease or an escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or OTC Market Group, or if trading generally on the New York Stock Exchange or on the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Maryland authorities.

(b)            Liabilities. If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 9, 13, 14, 16 and 17 shall survive such termination and remain in full force and effect.

Section 10.             Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(a)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, or with respect to any Date of Delivery which occurs after the Closing Time, this Underwriting Agreement and the obligation of the Underwriters to purchase and of the Company to sell the Initial Securities or the Option Securities to be purchased and sold on such date or on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Statement, General Disclosure Package or Offering Circular or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.             Default by the Company. If the Company shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Underwriting Agreement shall terminate without any liability on the part of any nondefaulting party; provided that the provisions of Sections 1, 4, 6, 7, 8, 9, 13, 14, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Bank from liability, if any, in respect of such default.

Section 12.             Covenants of the Underwriters. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities.

Section 13.             Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, attention of the General Counsel, with a copy to Holland & Knight LLP, 800 17th Street, Suite 1100, Washington, D.C. 20006, attention of Kevin M. Houlihan; and notices to the Company shall be directed to it at Community Heritage Financial, Inc., 24 West Main Street, Middletown, Maryland 21769, attention of Robert E. Goetz, Jr., Chief Executive Officer, with a copy to Baker, Donelson, Bearman, Caldwell & Berkowitz, 100 Light Street, Baltimore, Maryland, 21202, attention of Frank C. Bonaventure.

Section 14.             Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15.             No Fiduciaries. Each of the Company and the Bank, severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Bank or their respective stockholders, creditors, employees or any other third party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Bank on other matters) and no Underwriter has any obligation to the Company or the Bank with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Bank, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16.             GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE BANK HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE MATTERS OR TRANSACTIONS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE BANK IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.             General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may be executed in one or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Underwriting Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Underwriting Agreement by the parties hereto and may be used in lieu of the original signature pages to this Underwriting Agreement for all purposes. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by the Representative, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company and the Bank. It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

COMMUNITY HERITAGE FINANCIAL, INC.

By:
Name:
Title:

MIDDLETOWN VALLEY BANK

By:
Name:
Title:

[Signature Page]

CONFIRMED AND ACCEPTED, as of the date first above written:

PIPER SANDLER & CO.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page]

SCHEDULE A

The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share.

Name of Underwriter	Number of Initial Securities
Piper Sandler & Co.	[●]
Total	[●]

Schedule A – Page 1

SCHEDULE B

Testing-the-Waters Communications

[●]

Schedule B – Page 1

SCHEDULE C

Subsidiaries of Community Heritage Financial, Inc.:

•	Middletown Valley Bank

•	Millennium Financial Group, Inc.

Schedule C – Page 1

SCHEDULE D

DIRECTORS, EXECUTIVE OFFICERS AND STOCKHOLDERS
SUBJECT TO THE LOCK-UP AGREEMENT

Directors

[●]

Executive Officers Who Are Not Directors

[●]

Stockholders Who Are Not Directors or Executive Officers

[●]

Schedule D – Page 1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[●]

Exhibit A – Page 1